Report of Independent Auditors


To the Shareholders and
Board of Directors of
Alliance Multi-Market Strategy Trust, Inc.

In planning and performing our audit of the financial statements of Alliance Multi-Market Strategy Trust,
 Inc. for the year ended October 31, 2000, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of Alliance Multi-Market Strategy
 Trust, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected.
  Also, projections of any evaluation
 of internal control to future periods
 are subject to the risk that internal
 control may become inadequate because
 of changes in conditions, or that the
 degree of compliance with the policies
 or procedures may deteriorate.

Our consideration of internal control
 would not necessarily disclose all
 matters in internal control that
 might be material weaknesses under
 standards established by the American
 Institute of Certified Public
 Accountants.  A material weakness
 is a condition in which the design
 or operation of one or more of the
 specific internal control components
 does not reduce to a relatively low
 level the risk that errors or fraud
 in amounts that would be material
 in relation to the financial statements
 being audited may occur and not be
 detected within a timely period by
 employees in the normal course of
 performing their assigned functions.
  However, we noted no matters
 involving internal control,
 including control activities
 for safeguarding securities,
 and its operation that we consider
 to be material weaknesses as defined
 above at October 31, 2000.

This report is intended solely for the
 information and use of the Board of
 Directors and management of Alliance
 Multi-Market Strategy Trust, Inc.,
 and the Securities and Exchange
 Commission and is not intended to
 be and should not be used by anyone
 other than these specified parties.

ERNST & YOUNG LLP

December 8, 2000